                                                                    Exhibit 99.1

                               ICOP DIGITAL, INC.
                                      And
                                   SUBSIDIARY

                       Consolidated Financial Statements

                               December 31, 2002

                      (with Independent Auditors' Report)

                               ICOP DIGITAL, INC.
                   Index to Consolidated Financial Statements

                                                                      Page
                                                               -----------------

Report of Independent Auditors.................................       F-2

Consolidated Balance Sheets at December 31, 2002 and
     September 30, 2003 (unaudited)............................       F-3

Consolidated Statements of Operations from May 24, 2002
     (inception) through December 31, 2002, and for the nine
     months ended September 30, 2003 (unaudited)...............       F-4

Consolidated Statement of Changes in Shareholders' Equity
     from May 24, 2002 (inception) through December 31,
     2002, and for the nine months ended September 30,
     2003 (unaudited)..........................................       F-5

Consolidated Statements of Cash Flows from May 24, 2002
     (inception) through December 31, 2002, and for the nine
     months ended September 30, 2003 (unaudited)...............       F-6

Notes to Consolidated Financial Statements.....................       F-7

                                      F-1

                          Independent Auditors' Report

The Board of Directors
ICOP Digital, Inc. and subsidiary:

We have audited the  accompanying  consolidated  balance  sheet of ICOP Digital,
Inc.  and  subsidiary  as of December  31,  2002,  and the related  consolidated statements of operations,  changes in shareholders'  equity (deficit),  and cash flows for the period from May 24, 2002  (inception)  through ended  December 31,
2002. These  consolidated  financial  statements are the  responsibility  of the
Company's  management.  Our  responsibility  is to  express  an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the United States. Those standards require that we plan and perform the audit
to  obtain  reasonable  assurance  about  whether  the  consolidated   financial
statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects,  the financial position of ICOP Digital,  Inc.
and subsidiary as of December 31, 2002, and the results of their  operations and their cash flows for the period  from May 24,  2002  (inception)  through  ended
December 31, 2002 in conformity with accounting principles generally accepted in the United States.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note 1 to the financial statements, the Company's significant operating losses since inception raises  substantial doubt about its ability to continue as a going concern.  The financial  statements do not include any adjustments  that might result from the outcome of this uncertainty.

/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado
August 29, 2003

                                       F-2

                               ICOP DIGITAL, INC.
                           Consolidated Balance Sheets

                                                                December 31,      September 30,
                                                                   2002               2003
                                                                ------------      -------------
                                                                                   (Unaudited)

                                     Assets

Current assets:
    Cash....................................................... $     20,782      $     101,010
    Accounts receivable........................................           --            524,873
    Employee advances..........................................        5,626             33,499
    Inventories, at cost.......................................           --            567,455
    Prepaid expenses...........................................           --             48,136
    Prepaid royalties..........................................           --                 --
                                                                ------------      -------------
               Total assets liabilities........................       26,408          1,274,973

Property and equipment, less accumulated depreciation of
    $5,352 and $26,478 (unaudited), respectively (Note 1)......       38,992            103,603

Other assets:
    Goodwill...................................................           --            672,283
    Deposits...................................................        3,000              3,000
                                                                ------------      -------------
                                                                $     68,400      $   2,053,860
                                                                ============      =============

                      Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable and accrued liabilities................... $     71,667      $   1,807,099
    Unearned revenue                                                      --            416,845
    Notes payable - Related party (Note 2).....................           --             41,033
    Notes payable (Note 5).....................................       77,813            646,912
    Accrued interest payable (Note 5)..........................          335              6,100
                                                                ------------      -------------
                  Total current liabilities....................      149,815          2,917,989
                                                                ------------      -------------

Shareholders' equity (Note 8):
    Preferred stock, $.01 par value; 5,000,000 shares
       authorized, -0- and -0- (unaudited) shares issued
       and outstanding, respectively...........................           --                 --

    Common stock, $.01 par value; 50,000,000 shares
       authorized, 11,870,000 and 14,039,500 (unaudited)
       shares issued and outstanding, respectively.............      118,700            140,395
    Additional paid-in capital.................................      337,500          2,485,305
    Retained deficit...........................................     (537,615)        (3,489,829)
                                                                ------------      -------------
                  Total shareholders' equity...................      (81,415)          (864,129)
                                                                ------------      -------------
                                                                $     68,400      $   2,053,860
                                                                ============      =============

          See accompanying notes to consolidated financial statements
                                      F-3

                               ICOP DIGITAL, INC.
                      Consolidated Statements of Operations

                                                                  May 24,
                                                                   2002
                                                                (Inception)       Nine Months
                                                                  Through            Ended
                                                                December 31,      September 30,
                                                                    2002              2003
                                                                ------------      -------------
                                                                                   (Unaudited)

Sales.......................................................... $         --      $   3,163,562
Cost of sales..................................................           --          2,574,124
                                                                ------------      -------------
                    Gross profit...............................           --            589,439
                                                                ------------      -------------
Operating expenses:
    Stock-based compensation (Note 8):
       Public relations services...............................      100,000                 --
       Design services.........................................           --                 --
    Selling, general and administrative........................      258,429          1,373,775
    Research and development...................................      178,003          2,130,529
    Other......................................................           --                 --
                                                                ------------      -------------
                    Total operating expenses...................      536,432          3,504,304
                                                                ------------      -------------
                    Loss from operations.......................     (536,432)        (2,914,865)

Interest income................................................           --                 --
Interest expense...............................................       (1,183)           (39,902)
                                                                ------------      -------------
                    Loss before income taxes...................     (537,615)        (2,954,767)

Income tax provision (Note 7)..................................           --              2,553
                                                                ------------      -------------
                    Net loss................................... $   (537,615)     $  (2,952,214)
                                                                ============      =============

Basic and diluted loss per share............................... $      (0.07)             (0.22)
                                                                ------------      -------------

Basic and diluted weighted average
    common shares outstanding..................................    7,341,944         13,167,013
                                                                ============      =============

          See accompanying notes to consolidated financial statements
                                      F-4

                               ICOP DIGITAL, INC.
            Consolidated Statement of Changes in Shareholders' Equity

                                                               Preferred Stock                    Common Stock               Additional
                                                         -----------------------------   --------------------------------      Paid-in         Retained
                                                            Shares        Par Value          Shares         Par Value          Capital          Deficit           Total
                                                         -------------   -------------   ---------------  ---------------   --------------   --------------   ---------------

Balance at May 24, 2002 (inception)....................             --   $          --                --  $            --   $           --   $           --   $            --

June to August 2002, shares sold in private
    placement offering ($.01/share) (Note 8)...........             --              --        10,620,000          106,200               --               --           106,200
September 2002, shares sold in private
    placement offering ($.10/share) (Note 8)...........             --              --         1,000,000           10,000           90,000               --           100,000
October to November 2002, shares sold in private
    placement offering ($1.00/share) (Note 8)..........             --              --           150,000            1,500          148,500               --           150,000
December 2002, shares issued in exchange for
    public relations services ($1.00/share) (Note 8)...             --              --           100,000            1,000           99,000               --           100,000
Net loss for the period ended December 31, 2002........             --              --                --               --               --         (537,615)         (537,615)
                                                         -------------   -------------   ---------------  ---------------   --------------   --------------   ---------------

Balance at December 31, 2002...........................             --              --        11,870,000          118,700          337,500         (537,615)          (81,415)

January to June 2003, shares sold in private
    placement offering ($1.00/share) (Note 8)
    (unaudited)........................................             --              --         1,408,500           14,085        1,394,415               --         1,408,500
February 2003, shares issued in exchange for
    equipment installation services ($1.00/share)
    (Note 8) (unaudited)...............................             --              --            11,000              110           10,890               --            11,000
February 2003, shares issued in exchange for
    design services ($1.00/share) (Note 8) (unaudited).             --              --            50,000              500           49,500               --            50,000
February 2003, shares issued to acquire McCoy's
    Lawline ($1.00/share) (Note 1) (unaudited).........             --              --           700,000            7,000          693,000               --           700,000
Net loss for the nine months ended
    September 30, 2003 (unaudited).....................             --              --                --               --               --       (2,952,214)       (2,952,214)
                                                         -------------   -------------   ---------------  ---------------   --------------   --------------   ---------------
Balance at September 30, 2003 (unaudited)..............             --    $         --        14,039,500  $       140,395   $    2,485,305   $   (3,489,829)  $      (864,129)
                                                         =============   =============   ===============  ===============   ==============   ==============   ===============

          See accompanying notes to consolidated financial statements
                                      F-5

                               ICOP DIGITAL, INC.
                      Consolidated Statements of Cash Flows

                                                                       May 24,
                                                                         2002
                                                                     (Inception)        Nine Months
                                                                       Through             Ended
                                                                     December 31,      September 30,
                                                                         2002               2003
                                                                    --------------    ---------------
                                                                                        (Unaudited)
Cash flows from operating activities:
    Net loss.................................................... $       (537,615)    $   (2,952,214)
    Adjustments to reconcile net loss to net cash
       used by operating activities:
          Depreciation                                                      5,352             17,435
          Stock-based compensation (Notes 1 and 8)..............          100,000             50,000
          Changes in operating liabilities:
             Increase in accounts receivable, inventory
                and prepaid expenses............................           (5,626)            29,462
             Increase in accounts payable and
                accrued liabilities.............................           72,002          1,096,321
                                                                    --------------    ---------------

                      Net cash used in
                         operating activities...................         (365,887)        (1,758,997)
                                                                    --------------    ---------------
Cash flows from investing activities:
    Purchases of property and equipment.........................          (44,344)           (51,765)
    Deposits....................................................           (3,000)                --
                      Net cash used in
                         investing activities...................          (47,344)           (51,765)
                                                                    --------------    ---------------

Cash flows from financing activities:
    Proceeds from issuance of notes payable.....................               --            500,000
    Principal payments on notes payable.........................           77,813            (17,511)
    Proceeds from the sale of common stock......................          356,200          1,408,500
                                                                    --------------    ---------------
                      Net cash provided by
                         financing activities...................          434,013          1,890,989
                                                                    --------------    ---------------

                         Net change in cash.....................           20,782             80,228

Cash, beginning of period.......................................               --             20,782
                                                                    --------------    ---------------

Cash, end of period.............................................    $      20,782     $      101,010
                                                                    ==============    ===============
Supplemental disclosure of cash flow information:
    Income taxes................................................    $          --     $           --
                                                                    ==============    ===============
    Interest....................................................    $         848     $       34,131
                                                                    ==============    ===============

    Non-cash investing and financing transactions:
       Equipment acquired with stock............................    $          --     $       11,000
                                                                    ==============    ===============

          See accompanying notes to consolidated financial statements
                                      F-6

                               ICOP DIGITAL, INC.
                   Notes to Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Operations and Recent Business Combination
ICOP Digital,  Inc. ("ICOP"),  incorporated in May 2002 in Nevada, is engaged in the design, development and marketing of an in-car video recorder system for use in the law enforcement industry.  ICOP's  administrative  offices are located in
Overland Park, Kansas,  its design facilities are located in Olathe,  Kansas and its manufacturing facility is located in Tokyo, Japan.

In February 2003, ICOP purchased all of the issued and outstanding  common stock of McCoy's Law Line, Inc.  ("McCoy's").  The primary reason for the purchase was to  permit  ICOP  and its  subsidiary,  McCoy's  (the  "Company"),  to sell  and distribute  law  enforcement-related  products in addition to its in-car digital video recorded system.  The results of McCoy's  operations have been included in accompanying consolidated financial statements from that date.

McCoy's is engaged in the business of distributing  radar guns,  radar trailers, speed  signs,  in-car  video  systems,  alcohol  breath  testers  and  other law enforcement  equipment to federal,  state and local law enforcement agencies and sheriffs' departments throughout the United States.  However, these products may be sold both within the United States and abroad. In addition, McCoy's assembles a line of speed trailers and signs which it sells through the distributorship.

The purchase price was $700,000 (unaudited). Consideration was 700,000 shares of
ICOP common stock valued at $1.00 per share (unaudited).  The value of $1.00 per
share  was   determined   by  the   Company's   Board  of  Directors   based  on
contemporaneous  stock  sales to  unrelated  third  parties.  The book  value of
McCoy's  assets and  liabilities  on the  purchase  date were stepped up to fair value. As a result, the purchase was recorded based on the values exchanged. The purchase  price exceeded the fair value of the  identifiable  assets by $672,283
(unaudited). This amount is reflected as an asset, goodwill, in the accompanying consolidated  financial  statements.  Goodwill  will be screened  for  potential impairment annually or sooner if necessary.

McCoy's offices are located in Chanute, Kansas.

                                      F-7

                               ICOP DIGITAL, INC.
                   Notes to Consolidated Financial Statements

The following table summarizes the estimated fair values of McCoy's major assets and liabilities at the purchase date:

Current assets.......................    $ 1,439,791
Property and equipment, net..........         19,282
Goodwill.............................        672,283
                                       -------------
               Total assets purchased      2,131,356
                                       -------------

Current liabilities..................        476,913
Notes payable and accrued interest...        127,643
Unearned income......................        826,800
                                       -------------
            Total liabilities assumed      1,431,356
                                       -------------

                  Net assets acquired      $ 700,000
                                       =============

The following pro forma information  summarizes the combined results of ICOP and
McCoy's as if the acquisition had occurred at the beginning of 2002:

Pro Forma Information

(Unaudited)
Net sales............................    $ 4,832,965
Cost of sales........................      3,789,482
                                       -------------
                         Gross profit      1,043,483
Operating expenses...................     (1,527,052)
Interest expense.....................        (66,919)
Income tax benefit...................          2,575
                                       -------------
                             Net loss     $ (547,913)
                                       =============

Principles of Consolidation
The consolidated  financial  statements include the accounts of ICOP and McCoy's
(together,  the  "Company").  Intercompany  transactions  and balances have been eliminated in the consolidation.

Going Concern
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of  liabilities in the normal course of business.  As shown in the  accompanying consolidated  financial statements,  the Company has suffered significant losses since inception.  This factor,  among others, may indicate that the Company will be unable to continue as a going concern.

Management  plans to continue to sell common stock to raise capital for research and  development  and  operations.  Since  September  30, 2003,  the Company has received  $360,000  from the sale of  360,000  shares of its  common  stock.  In addition,  the Company plans to seek debt  financing to

                                      F-8

                               ICOP DIGITAL, INC.
                   Notes to Consolidated Financial Statements

support the  manufacture  and import of its new products as they come to market.
In the  longer  term,  the  Company  plans to expand  its  acquired  operations, commence sale of its new products and become  profitable.  There is no assurance that the Company's new products will gain market  acceptance or that the Company will attain profitability.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and/or liabilities that might be necessary  should the  Company be unable to  continue  as a going  concern.  The
Company's  continuation as a going concern is dependent upon its ability to meet its obligations on a timely basis, and, ultimately to attain profitability.

Unaudited Interim Financial Information
The interim  financial  statements of the Company as of September 30, 2003,  and the statements of operations, stockholders' equity (deficit), and cash flows for the nine months ended September 30, 2003 are unaudited.  Certain information and
note  disclosures   normally  included  in  financial   statements  prepared  in
accordance with generally accepted accounting  principles have been condensed or omitted.  In the opinion of  management,  all  adjustments,  consisting  only of normal  recurring  adjustments,  necessary  for  the  fair  presentation  of the financial  position and results of operations and cash flows, have been included in such unaudited financial  statements.  The results of operations for the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the entire year.

Use of Estimates
The preparation of financial  statements in accordance  with generally  accepted accounting principles requires management to make estimates and assumptions that affect the reported  amounts of assets and  liabilities  and the  disclosure  of contingent  assets and  liabilities at the date of financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid  securities with original  maturities of three months or less when  acquired to be cash  equivalents.  There were no cash equivalents at September 30, 2003 (unaudited) and December 31, 2002.

Fair Value of Financial Instruments
The  carrying  amounts  of  financial   instruments   including  cash  and  cash
equivalents,  trade accounts  receivable,  accounts payable and accrued expenses approximated fair value because of the immediate or short-term maturity of these instruments.

Accounts Receivable
The accounts receivable  represents amounts due from customers.  All amounts are expected to be collected within one year.

Inventories
Inventories are stated at the lower of cost or market determined by the first-in first-out method. Inventory consists of materials and supplies and products.

Property and Equipment
Property and equipment are stated at cost.  Depreciation is calculated using the straight-line  method over the  estimated  useful  lives of the related  assets, generally ranging from three to five years. Property and equipment under capital leases  are  stated at the  present  value of  minimum  lease  payments  and are amortized using the  straight-line  method over the shorter of the lease term or the

                                      F-9

                               ICOP DIGITAL, INC.
                   Notes to Consolidated Financial Statements

estimated useful lives of the assets. Leasehold improvements are amortized using the  straight-line  method over the estimated  useful lives of the assets or the term of the lease,  whichever  is shorter.  The  recoverability  of property and equipment is evaluated  whenever  indicators of  impairment  are present and the undiscounted  future cash flows  estimated  to be  generated by those assets are less than the assets' carrying amount. No impairment  charges have been recorded for the nine months  ended  September  31, 2003 and the period from May 24, 2002
(inception) through December 31, 2002.

Business Combinations and Goodwill
The Company  accounts for  business  combinations  under the purchase  method of accounting.  Under the purchase method,  an asset acquisition is measured on the basis of the  values  exchanged.  The cost of an entity  acquired  includes  the direct  costs  of the  combination.  Costs of  registering  and  issuing  equity securities  are  recognized as a reduction of the fair value of the  securities.
Out of pocket  costs are  expensed  as  incurred  and  included  in general  and administrative  costs. The excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired and liabilities assumed is recognized as goodwill.

The Company does not amortize goodwill.  Instead, the Company tests goodwill for impairment  on an  annual  basis  or more  frequently,  if  warranted.  If it is determined through testing that the carrying amount of goodwill exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. After the impairment  loss is recognized,  the Company adjusts the goodwill to its new basis. The Company does not subsequently  reverse a previous goodwill impairment loss.

Income Taxes
The Company  accounts  for income  taxes under the  provisions  of  Statement of
Financial Accounting  Standards No. 109, Accounting for Income Taxes.  Statement
No. 109  requires  recognition  of deferred tax  liabilities  and assets for the expected  future  tax  consequences  of events  that have been  included  in the financial statements or tax returns. Under this method, deferred tax liabilities and  assets  are  determined  based  on the  difference  between  the  financial statement  and tax bases of assets and  liabilities  using  enacted tax rates in effect for the year in which the differences are expected to reverse.

Revenue Recognition
Sales  revenue is  recognized  upon  shipment of the  products.  Repair fees are recognized  upon completion of the services.  Revenues  collected in advance are deferred until recognized in income as earned.

Sales and Marketing Costs
The Company  expenses  the cost of  advertising  and  promoting  its services as
incurred.   Such  costs  are  included  in  sales  and   marketing  and  totaled
approximately  $53,888,  (unaudited)  and  $2,818  for  the  nine  months  ended
September 30, 2003 and period from May 24, 2002 (inception) through December 31,
2002, respectively.

Financial Instruments and Concentration of Credit Risk
Financial  instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable.
At December  31, 2002,  the fair value of the  Company's  financial  instruments approximate their carrying value based on their terms and interest rates.

For the nine months  ended  September  30, 2003 and the period from May 24, 2002
(inception) through December 31, 2002,  approximately 13%,  (unaudited) and -0-%
respectively,   of  sales  were  to

                                      F-10

                               ICOP DIGITAL, INC.
                   Notes to Consolidated Financial Statements

one customer. This customer represented  approximately -0-% (unaudited) and -0-%
of accounts  receivable  at both  September  30,  2003 and  December  31,  2002, respectively.

For the nine months  ended  September  30, 2003 and the period from May 24, 2002
(inception) through December 31, 2002, one vendor represented  approximately 60%
(unaudited)  and  -0-%  respectively,  of the  Company's  total  purchases.  The
Company's  reliance on certain vendors can be shifted to alternative  sources of supply for products it sells should such changes be necessary.

Stock-based Compensation
The Company  accounts for  stock-based  compensation  arrangements in accordance with Statement of financial  Accounting  Standards ("SFAS") No. 123, "Accounting
for Stock-Based  Compensation,"  which permits  entities to recognize as expense over the vesting period the fair value of all stock-based  awards on the date of grant.  Alternatively,  SFAS No. 123 allows  entities  to  continue to apply the provisions of Accounting  Principle Board ("APB") Opinion No. 25 and provide pro forma net earnings (loss) disclosures for employee stock option grants as if the fair-value-based  method  defined in SFAS No. 123 had been applied.  The Company has  elected to  continue  to apply the  provisions  of APB  Opinion  No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

Warranties
Products are warranted  against  manufacturing  defects for a period of one year commencing at the time of sale.

Recent Accounting Pronouncements
On August 16, 2001, the Financial  Accounting  Standards Board, or FASB,  issued
Statement of Financial  Accounting Standards (SFAS) SFAS No. 143, Accounting for
Asset  Retirement  Obligations,"  which is effective for fiscal years  beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair value.
Upon initially  recognizing  an accrued  retirement  obligation,  an entity must capitalize  the cost by  recognizing  an increase in the carrying  amount of the related  long-lived  asset.  Over time, the liability is accreted to its present value each period,  and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.
Although we have not completed the process of determining the effect of this new accounting pronouncement, we currently expect that the effect of SFAS No. 143 on our consolidated  financial statements,  when it becomes effective,  will not be significant.

In April 2002, the FASB issued  Statement No. 145 "Rescission of FASB Statements
No.  4,  44,  and  62,  Amendment  of  FASB  Statement  No.  13,  and  Technical
Corrections"   (SFAS  145).   SFAS  145  will   require   gains  and  losses  on
extinguishments  of debt to be  classified  as income  or loss  from  continuing operations  rather than as  extraordinary  items as  previously  required  under
Statement  of  Financial  Accounting  Standards  No. 4 (SFAS  4).  Extraordinary
treatment  will be  required  for  certain  extinguishments  as  provided in APB
Opinion No. 30. SFAS 145 also amends Statement of Financial Accounting Standards
No. 13 to  require  certain  modifications  to  capital  leases be  treated as a sale-leaseback  and modifies the  accounting  for  sub-leases  when the original lessee  remains a secondary  obligor (or  guarantor).  SFAS 145 is effective for financial  statements  issued after May 15, 2002, and with respect to the impact of the  reporting  requirements  of  changes  made  to SFAS 4 for  fiscal  years beginning after May 15, 2002. The adoption of the applicable  provisions of SFAS
145 did not have an effect on our financial statements.

In June  2002,  the  FASB  issued  Statement  No.  146,  "Accounting  for  Costs
Associated with Exit or

                                      F-11

                               ICOP DIGITAL, INC.
                   Notes to Consolidated Financial Statements

Disposal  Activities."  SFAS 146 nullifies  Emerging Issues Task Force Issue No.
94-3 "Liability  Recognition for Certain Employee Termination Benefits and Other
Costs  to  Exit  an   Activity   (including   Certain   Costs   Incurred   in  a
Restructuring)." SFAS 146 applies to costs associated with an exit activity that does not involve an entity newly  acquired in a business  combination  or with a disposal  activity  covered  by SFAS  144.  SFAS  146 is  effective  for exit or disposal  activities  that are initiated  after December 31, 2002,  with earlier application  encouraged.  We are  currently  reviewing  SFAS 146 and  intend  to implement it no later than January 1, 2003.

Note 2: Related Party Transactions

McCoy's  utilized a facility  located in a building  owned by a  shareholder  at
$1,500 per month under a three-year lease that expires in 2006.  Rental payments of $3,000  (unaudited)  have been made under the lease as of September 30, 2003.
As of September 30, 2003, $9,000 was due to the shareholder.

Notes  payable to related  parties  consisted of unsecured  advances made to the
Company for working capital purposes and accrued interest thereon.  The advances were made under promissory note agreements.  Advances and accrued interest under the notes are due on  September  30,  2003.  Notes  payable to  related  parties consisted of the following:

                                                    September 30,      December 31,
                                                        2003               2002
                                                  -----------------  -----------------
                                                    (unaudited)
Note payable to shareholder, 3.5 percent
   interest rate, unsecured, due on demand........$        20,258    $           --
Note payable to shareholder, 3.5 percent
   interest rate, unsecured, due on demand........         20,775                --
                                                  -----------------  -----------------
                                                  $        41,033    $           --
                                                  =================  =================

The Company  recorded  interest  expense of $817  (unaudited)  and $-0- on these notes for the nine months ended  September  30, 2003 and the period from May 24,
2002 (inception) through December 31, 2002.

Note 3: Inventories

Inventories consisted of the following:

                                                    September 30,      December 31,
                                                        2003               2002
                                                  -----------------  -----------------
                                                    (unaudited)
Product inventory.................................$        237,315   $           --
Materials and supplies inventory..................         330,140               --
                                                  -----------------  -----------------
                                                  $        567,455               --
                                                  =================  =================

                                      F-12

                               ICOP DIGITAL, INC.
                   Notes to Consolidated Financial Statements

Note 4: Line of Credit

McCoy's  has a  one-year  revolving  credit  line for  $650,000  with  Community
National Bank (the "Bank").  The credit line renews  annually.  Borrowings under the line are  secured by  substantially  all of the assets of  McCoy's,  and are guaranteed  by an officer of the  Company.  The credit line bears  interest at 6 percent per annum.  Amounts  outstanding under the line as of September 30, 2003 and December 31, 2002 were  $500,000  (unaudited)  and $-0-,  respectively.  The weighted average interest rate on the period-end balances was 6 percent.

Note 5: Note Payable

Notes payable consisted of the following:

                                                    September 30,      December 31,
                                                        2003               2002
                                                  -----------------  -----------------
                                                    (unaudited)
Note payable to bank, 6 percent
   interest rate, unsecured, due on demand........$      500,000     $          --
Notes payable to bank, 6 percent
   interest rate, secured by contracts and
  equipment, due $3,965 per month                        103,412
Notes payable to company, 10 percent
   interest rate, unsecured, due on demand                18,500
Note payable to individual, -0- percent
   interest rate, unsecured, due on demand........        25,000                --
                                                  -----------------  -----------------
                                                  $      646,912     $          --
                                                  =================  =================

The Company  recorded  interest  expense of $12,173  (unaudited) and $-0- on the note for the nine months  ended  September  30, 2003 and the period from May 24,
2002 (inception) through December 31, 2002.

Note 6: Deferred Revenue

In December 2002, McCoy's collected in advance $1,154,075 for the sale of in-car video systems to be delivered in 2003,  pursuant to a price agreement  contract.
The  Company  defers the  revenue  until it is earned.  The  Company  recognized
$409,945 (unaudited) and $-0-, respectively, for the nine months ended September
30, 2003 and the period from May 24, 2002 (inception) through December 31, 2002.
As of September 30, 2003 and December 31, 2002, the Company has deferred  income totalling $416,845 (unaudited) and $-0-, respectively.

Note 7: Income taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate for the nine months  ended  September  30, 2003 and the period from May 24, 2002
(inception) through December 31, 2002 are as follows:

                                      F-13

                               ICOP DIGITAL, INC.
                   Notes to Consolidated Financial Statements

                                                          2003               2002
                                                    -----------------  -----------------
                                                      (unaudited)
U.S. statuatory federal rate.......................             34%                34%
State income tax rate, net of federal benefits.....              3%                 3%
Net operating loss (NOL) for which no tax
   benefit is currently available..................            -37%               -37%
                                                    -----------------  -----------------
                                                                  0%                 0%
                                                    =================  =================

At September 30, 2003, deferred taxes consisted of a net tax asset of $1,291,000
(unaudited) due to operating loss carryforwards of $3,490,000 (unaudited), which was fully allowed for, in the valuation allowance of $1,291,000 (unaudited). The valuation  allowance  offsets the net  deferred  tax asset for which there is no assurance  of  recovery.  The changes in the  valuation  allowance  for the nine months ended September 30, 2003 was $1,092,000 (unaudited).

At December 31, 2002,  deferred taxes  consisted of a net tax asset of $199,000, due to operating loss carryforwards of $538,000, which was fully allowed for, in the valuation  allowance of $199,000.  The valuation  allowance  offsets the net deferred tax asset for which there is no  assurance of recovery.  The changes in the  valuation  allowance for the period from May 24, 2002  (inception)  through
December 31, 2002 was $199,000.  Net operating  loss  carryforwards  will expire through 2022.

The valuation  allowance will be evaluated at the end of each year,  considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced;  reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer  impaired and the  allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the
Internal  Revenue  Code,  the Company's  tax net  operating  loss  carryforwards generated prior to the ownership change will be subject to an annual  limitation which could reduce or defer the utilization of those losses.

Note 8: Shareholders' equity

Common stock
Each  share  of  common  stock is  entitled  to vote at  shareholders  meetings.
Cumulative  voting is not  permitted.  Shareholders  do not have the  preemptive right to subscribe for additional shares.

Preferred stock
Preferred  stock may be  issued in  series.  Designations,  preferences,  stated
values, rights,  qualifications or limitations are to be determined by the Board of Directors.

Stock Issued for Cash
From June through  August,  2002,  the Company  sold an aggregate of  10,620,000 shares of common stock to founders  for a total of $106,200,  or $.01 per share.
The shares of common stock were sold in the absence of objectively  determinable values.

In September,  2002, the Company sold an aggregate of 1,000,000 shares of common stock to  founders  for a total of  $100,000,  or $.10 per share.  The shares of common stock were sold in the absence of objectively determinable values.

                                      F-14

                               ICOP DIGITAL, INC.
                   Notes to Consolidated Financial Statements

In October 2002, the Company circulated a private offering  memorandum  relating to the private offering of up to 2.5 million shares of the $.01 par value common stock of the Company at $1.00 per share. The securities have not been registered pursuant to the  Securities  Act of 1933, as amended (the "ACT"),  nor have they been  registered  under the securities act of any state.  These  securities were offered pursuant to an exemption from  registration  requirements of the Act and exemptions  from  registration  provided by applicable  state  securities  laws.
Management of the Company,  who were not paid any commission or compensation for offering or selling the securities, sold the securities.

In April 2003,  the Company  circulated  a second  private  offering  memorandum relating to the private offering of up to 2 million shares of the $.01 par value common  stock of the Company at $1.00 per share.  The  securities  have not been registered  pursuant to the Securities Act of 1933, as amended (the "ACT"),  nor have  they  been  registered  under  the  securities  act  of any  state.  These securities were offered pursuant to an exemption from registration  requirements of the Act  and  exemptions  from  registration  provided  by  applicable  state securities laws.  Management of the Company, who were not paid any commission or compensation for offering or selling the securities, sold the securities.

The Company sold 1,658,500  shares of common stock pursuant to the two offerings for proceeds of $1,658,500.

Stock Issued for Consideration Other than Cash
In December 2002, the Company issued 100,000 shares of its $.01 par value common stock for public  relations  services.  The shares  were  valued by the Board of
Directors at $1.00 per share based upon contemporaneous  sales of stock for cash to  unrelated  third  parties.  Because  the  shares  of common  stock  were not
registered,   the   stock   certificate   bears  a  certain   legend   regarding
transferability.  The Company has recorded compensation expense in the amount of
$100,000.

In February  2003,  the Company  issued 11,000 and 50,000 shares of its $.01 par value common stock for equipment  installation and design  services.  The shares
were  valued  by  the  Board  of   Directors  at  $1.00  per  share  based  upon
contemporaneous sales of stock for cash to unrelated third parties.  Because the shares of common stock were not registered,  the stock certificates bear certain legends  regarding  transferability.  The  Company  has  recorded  an asset  and compensation expense in the amounts of $11,000 and $50,000, respectively.

                                      F-15